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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) April 14, 2000



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





=================================================================

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Item 5.  Other Events

     On April 14, 2000, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, Dated April 14, 2000, regarding first quarter 2000 earnings and a regular quarterly dividend.



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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NORTH BANCSHARES, INC.
                                           (Registrant)



Date:    April 14, 2000               /S/ Joseph A. Graber
                                      ----------------------
                                      Joseph A. Graber
                                      President and Chief Executive Officer


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                                     EXHIBIT






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NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE: IMMEDIATELY

         Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
         (312) 664-4320


                       NORTH BANCSHARES ANNOUNCES
                         FIRST QUARTER EARNINGS
                       QUARTERLY DIVIDEND DECLARED


     CHICAGO, IL, APRIL 14, 2000, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank today announced diluted earnings per share of $.09 for the quarter ended March 31, 2000, a decrease of $.05 per share from $.15 per share for the quarter ended March 31, 1999. Net income for the quarter ended March 31, 2000 amounted to $113,000, a decrease of $63,000 from $176,000 for the quarter ended March 31, 1999. The decrease in net income and earnings per share is primarily related to a $33,000 decrease in gain on the sale of investment securities available for sale. In addition, there was a $21,000 increase in advertising and promotion expense and a $21,000 increase in compensation and benefits expense over the prior year quarter.

    Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on May 15, 2000 to stockholders of record as of May 1, 2000.

     Net interest income before proivsion for loan losses was $877,000 for the quarter ended March 31, 2000, compared with $865,000 for the quarter ended March 31, 1999. The increase is primarily attributable to an increase in average interest-earning assets from $122.6 million for the quarter ended March 31, 1999 to $128.6 million for the quarter ended March 31, 2000 partially offset by a decrease in the net interest margin to 2.73% for the quarter ended March 31, 2000 compared with 2.82% for the quarter ended March 31, 1999. The interest rate spread at March 31, 2000 was 2.34% compared with 2.35% at December 31, 1999.

     Non-interest income decreased by $31,000 to $83,000 for the quarter ended March 31, 2000, compared with $114,000 for the quarter ended March 31, 1999. The decrease was primarily attributable to a $33,000 decrease in gain on the sale of investment securities available for sale.

     Non-interest expense increased by $78,000 to $786,000 for the quarter ended March 31, 2000, compared with $708,000 for the quarter ended March 31, 1999. There was a $21,000 increase in advertising and promotion expense primarily related to a deposit account promotion and a $21,000 increase in compensation and benefits expense related to salary increases and increased health insurance costs. In addition, there was an $18,000 increase in occupancy expense primarily related to increased real estate taxes and expenses related to the sale of the Bank's employee parking lot.

     Income tax expense amounted to $57,000 for the quarter ended March 31, 2000, compared with $95,000 for the quarter ended March 31, 1999. The decrease was primarily related to a decrease in income before taxes. The effective tax rate amounted to 33.5% for the quarter ended March 31, 2000, compared with 35.1% for the quarter ended March 31, 1999.

                                --MORE--
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     Net loans receivable totaled $90.7 at March 31, 2000 compared with $89.0 million at December 31, 1999. The $1.7 million increase was due primarily to increases in commercial and consumer real estate lending during the quarter. At March 31, 2000, the Bank had $675,000 in loan applications pending approval or closing and $1.4 million in unused outstanding lines of credit.

     Total deposits increased by $1.8 million and amounted to $78.3 at March 31, 2000 compared with $76.5 million at December 31, 1999. The increase was primarily attributable to a $1.9 increase in certificates of deposit.

     Borrowed funds decreased $265,000 $40.8 million at March 31, 2000 from $41.1 million at December 31, 1999. The decrease was attributable to partial repayment of a $3.0 million FHLB advance, the balance of which was refinanced during the quarter.

     Stockholders' equity was $11.0 million at March 31, 2000, compared with $11.2 million at December 31, 1999. The decrease was primarily attributable to a $102,000 decrease in additional paid in capital primarily related to the exercise of stock options. In addition, there was an $84,000 increase in treasury stock related to stock repurchases partially offset by stock options exercised.

     Joseph A. Graber, President and Chief Executive Officer, commented:

     "During the quarter we made two important announcements that will help us to achieve our overall business plan objectives. We announced the planned sale of a parcel of real estate that has been used as an employee parking facility. The sale would generate an after tax gain of approximately $950,000 or $.76 per diluted share and reduce future non-interest expenses by approximately $50,000 per year due to the elimination of property taxes and maintenance." He added, "the hiring of Joseph M. Perri, as Senior Vice President and Loan Department Manager provides us the experience and opportunity to expand and enhance our loan portfolio to include higher yielding, shorter term commercial real estate loans. We believe that the long term results of these decisions provide us the opportunity to unlock additional value for our shareholders."

     North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette, IL. For 46 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve on the boards of Lincoln Park Chamber of Commerce, Old Town Chamber of Commerce and the Human Capital Council. Further information is available on our website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

     When used in this press release the words or phrases "will likely result" , "are expected to", "will continue", "is anticipated", "estimate", "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

     The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


                      (FINANCIAL STATEMENTS ATTACHED)

                                  --MORE--

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                          NORTH BANCSHARES, INC.
              CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (IN THOUSANDS, EXCEPT SHARE DATA)
                              (UNAUDITED)


ASSETS                                       MARCH 31, 2000   DEC 31, 1999
--------------------------------------------------------------------------
Cash and due from banks                           $ 1,403       $ 1,712
Interest-bearing deposits                           1,683         1,260
Federal funds sold                                  1,175         2,439
Investment in dollar denominated mutual funds         238           466
-------------------------------------------------------------------------
   TOTAL CASH AND CASH EQUIVALENTS                  4,499         5,877

Investment securities available for sale           17,049        17,050
Mortgage-backed securities available for sale      14,182        14,528
Stock in Federal Home Loan Bank of Chicago          2,205         2,205
Loans receivable, net of allowance for loan
 losses of $235 at March 31, 2000 and $231 at
 December 31, 1999                                 90,746        88,989
Accrued interest receivable                           971           965
Due from broker                                     1,254             -
Premises and equipment, net                         1,011         1,033
Other assets                                           96            42
-------------------------------------------------------------------------
   TOTAL ASSETS                                  $132,013      $130,689
=========================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------
Deposit accounts                                 $ 78,281       $76,506
Borrowed funds                                     40,835        41,100
Advance payments by borrowers for
 taxes and insurance                                  686         1,092
Accrued interest payable and other liabilities      1,195           738
------------------------------------------------------------------------
   TOTAL LIABILITIES                              120,997       119,436
------------------------------------------------------------------------
Preferred stock, $.01 par value. Authorized
 500,000 shares; none outstanding                       -             -
Common stock, $.01 Par value. Authorized
 3,500,000 shares; issued 1,914,105 shares             19            19
Additional paid-in capital                         13,291        13,393
Retained earnings, substantially restricted        11,093        11,115
Treasury stock at cost (702,705 shares at
 March 31, 2000 and 682,868 shares at
 December 31, 1999)                               (11,109)      (11,025)
Accumulated other comprehensive loss               (1,973)       (1,916)
Common stock acquired by Employee Stock
 Ownership Plan                                      (305)         (333)
------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                      11,016        11,253
------------------------------------------------------------------------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                          $132,013      $130,689
========================================================================

                                --MORE--
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                          NORTH BANCSHARES, INC.
             CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          THREE MONTHS ENDED
                                                                MARCH 31,
                                                          2000          1999
------------------------------------------------------------------------------
INTEREST INCOME:
  Loans receivable                                       $1,657        $1,528
  Interest-bearing deposits and federal funds sold           39            80
  Investment securities available for sale                  302           252
  Mortgage-backed securities available for sale             230           230
  Investment in mutual funds                                  6            13
  Dividends on FHLB stock                                    41            29
------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                     2,275         2,132
------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposit accounts                                          840           797
  Borrowed funds                                            558           470
------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                    1,398         1,267
--------------------------------------------------------------------------------
  NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES      877           865
PROVISION FOR LOAN LOSSES                                     4             -
--------------------------------------------------------------------------------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES       873           865
--------------------------------------------------------------------------------
NON-INTEREST INCOME:
  Gain on sale of investment securities
   available for sale                                         -            33
  Fees and service charges                                   79            77
  Other                                                       4             4
--------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                    83           114
--------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Compensation and benefits                                 421           400
  Occupancy expense                                         130           112
  Professional fees                                          49            43
  Data processing                                            49            51
  Advertising and promotion                                  44            23
  Federal deposit insurance premium                           4             9
  Other                                                      89            70
-------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                  786           708
--------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                  170           271
INCOME TAX EXPENSE                                           57            95
--------------------------------------------------------------------------------
NET INCOME                                                $ 113         $ 176
================================================================================

EARNINGS PER SHARE:
  Basic                                                     .10           .15
  Diluted                                                   .09           .14
================================================================================
AVERAGE SHARES OUTSTANDING:
  Basic                                               1,187,579     1,204,652
  Diluted                                             1,198,768     1,252,295
================================================================================

                                     --MORE--
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SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                    THREE MONTHS ENDED
                                                         MARCH 31,
                                                    2000          1999
                                                    ------------------

PERFORMANCE RATIOS:
--------------------------------------------------------------------------
  Return on assets (ratio of net income
   to average total assets) (1)                      0.35%        0.56%

  Interest Rate Spread Information:

  Average during period (1)                          2.22        2.29
  End of period (1)                                  2.34        2.38
  Net interest margin (1)                            2.73        2.82
  Ratio of operating expenses to average assets (1)  2.40        2.25
  Efficiency ratio                                    .82         .72
  Ratio of average interest-earning assets
   to average interest-bearing liabilities         111.56      112.72
------------------------------------------------------------------------------

                                                   MARCH 31, 2000  DECEMBER 31, 1999
ASSET QUALITY RATIOS:
---------------------------------------------------------------------------------------
  Non-performing assets to total assets                     0.00                0.00
  Allowance for loan losses to non-performing loans          N/A                 N/A
  Allowance for loan losses to loans receivable             0.26                0.26

CAPITAL RATIOS:
---------------------------------------------------------------------------------------
  Stockholders' equity to total assets                      8.35                8.61
  Average Stockholders' equity to average assets            8.55                9.56
  Return on Stockholders' equity (ratio of net
   income to average equity) (1)                            4.05                4.36
  Shares outstanding-actual                            1,211,370           1,231,207
  Book value per share                                      9.09                9.14
----------------------------------------------------------------------------------------
Number of full service offices                               2                   2

  (1) Annualized for the three month periods presented.